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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

    The following list sets forth the name of the Registrant and each of its subsidiaries, the states or other jurisdictions under which they are organized, and the percentage ownership of the voting securities of each corporation by its immediate parent.

             NAME OF CORPORATION AND STATE                            PERCENTAGE OF VOTING SECURITIES
                 UNDER WHICH ORGANIZED                                  OWNED BY IMMEDIATE PARENT(1)
--------------------------------------------------------  --------------------------------------------------------
F&M BANCORP (MD)
    FARMERS & MECHANICS NATIONAL BANK
       - Key Holdings, Inc.
       - Key Management, Inc.
       - MD General Insurance Agency, Inc.
       - Keller-Stonebraker Insurance Co.
         - Charles S. Gardner, Inc. Agency, Inc.
         - Hagerstown Financial Planners, Inc.
         - JRH Insurance, Inc.
       - TBT Insurance, Inc.
       - TBT Investments, Inc.
       - TBT Title Holdings, Inc.
         - TBT Title I, Inc.
         - TBT Title II, Inc.
         - TBT Title III, Inc.
         - TBT Title IV, Inc.
         - TBT Title V, Inc.
         - TBT Title VI, Inc.
         - TBT Title VII, Inc.
         - TBT Title VIII, Inc.
         - TBT Title IX, Inc.
         - TBT Title X, Inc.
         - TBT Title XI, Inc.
         - TBT Title XII, Inc.
         - TBT Title XIII, Inc.

    HOME FEDERAL SAVINGS BANK
     - RLC Associates, Inc.
     - CLC Associates, Inc.
       - Keystone General Partnership
     - Family Home Insurance Agency, Inc.
     - Ronald Harris Parker and Associates, Inc.
     - Home Appraisals, Inc.
       - TJW Associates, Inc.

    DMP, INC.

(1) Each company owns 100% of the outstanding common stock (or partnership interest(s) as the case may be) of each of its subsidiaries except CLC Associates, Inc., which owns an 80% general partnership interest in Keystone General Partnership.

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